BlackRock California Municipal Income Trust II

FILE #811-21125

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
3/5/2008	California State	1,750,000,000	2,975,000

Siebert Brandford Shank & Co., LLC, E.J. De La Rosa & Co., Inc, Stone & Youngberg, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Butler Wick & Co., Inc., Cabrera Capital Markets, LLC, Citi, City National Securities, Inc., DEPFA First Albany Securities LLC, Fidelity Capital Markets Services, First Southwest Company, Goldman, Sachs & Co., Great Pacific Securities, Jackson Securities, JPMorgan, Lehman Brothers, Loop Capital Markets, LLC, Merrill Lynch & Co., Morgan Keegan and Co., Inc., M.R. Beal & Company, Prager, Sealy & Company LLC, RBC Capital Markets, Ramirez & Co., Inc., Rice Financial Products Company, SL Hare Capital, Inc., Southwest Securities Inc., Toussaint Capital Partners, LLC, UBS Securities LLC, Wedbush Morgan Securities, Wells Fargo Institutional Securities, LLC

4/24/2008	State of California Department of Water Resources - Central Valley	632,890,000	3,000,000

Goldman, Sachs & Co., Banc of America Securities LLC, Siebert Brandford Shank & Co., L.L.C., Backstrom McCarley Berry & Co., LLC, Citi, Cabrera Capital Markets, LLC, Great Pacific Securities, JPMorgan, Merrill Lynch & Co., Ramirez & Co., Inc., Southwest Securities Inc., Stone & Youngberg LLC, Sutter Securities Incorporated, UBS Investment Bank, Wachovia Bank, National Association

BlackRock California Municipal Income Trust II

FILE #811-21125

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
4/24/2008	State of California Department of Water Resources - Central Valley	632,890,000	7,000,000

Goldman, Sachs & Co., Banc of America Securities LLC, Siebert Brandford Shank & Co., L.L.C., Backstrom McCarley Berry & Co., LLC, Citi, Cabrera Capital Markets, LLC, Great Pacific Securities, JPMorgan, Merrill Lynch & Co., Ramirez & Co., Inc., Southwest Securities Inc., Stone & Youngberg LLC, Sutter Securities Incorporated, UBS Investment Bank, Wachovia Bank, National Association